UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330
(Address of principal executive offices and zip code)

(800) 674-3612
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Line of Credit Notes

As previously disclosed, on February 2, 2023, Crown Electrokinetics Corp. (the “Company”) entered into a Line of Credit Agreement (the “Line of Credit”) with a lender (the “LOC Lender”), pursuant to which the LOC Lender extended to the Company a secured line of credit in an amount not to exceed $100,000,000, to be used to fund expenses related to the fulfillment of contracts with customers of Crown Fiber Optics, the Company’s wholly-owned subsidiary. In connection therewith, the Company issued to the LOC Lender a secured promissory note (the “First LOC Note”) in a principal amount equal to $2,000,000 and a warrant (the “LOC Warrant”) to purchase 45,000 shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), which is convertible into 45,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Thereafter, on May 16, 2023, the Company issued to the LOC Lender a second secured promissory note (the “Second LOC Note”) in a principal amount equal to $200,000 and on May 26, 2023, the Company issued to the LOC Lender a third secured promissory note (the “Third LOC Note” and, with the First LOC Note and the Second LOC Note, collectively, the “LOC Notes”) in a principal amount equal to $150,000.

On June 30, 2023, subject to stockholder approval, the Company agreed to issue an additional 8,000 shares of the Company’s Series E Preferred Stock, which is convertible into 8,000,000 shares of the Company’s Common Stock, to the LOC Lender for failure to comply with a covenant in the Line of Credit, as amended.

In addition, on June 30, 2023 the Company and the LOC Lender agreed to amend the Second LOC Note and the Third LOC Note to extend the maturity dates of each until July 16, 2023 (the “LOC Note Amendments”). In connection with the LOC Note Amendments, subject to shareholder approval, the Company agreed to issue to the LOC Lender: 5,000 shares of the Company’s Series E Preferred Stock, which is convertible into 5,000,000 shares of the Company’s Common Stock.

January Convertible Notes

As previously disclosed, on January 3, 2023, the Company entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, the Company sold, and the January Investors purchased, $1.2 million in principal amount of senior secured notes (the “January Notes”) and 2,500,000 warrants (“January Warrants”). As previously disclosed, certain of the January Investors entered into Exchange Agreements with the Company for the exchange of January Notes in the aggregate principal amount of $205,276 for 206 shares of the Company’s Series F Convertible Preferred Stock, in the aggregate.

On June 30, 2023, the remaining January Investors agreed to grant the Company an extension of the maturity date of such January Notes until July 31, 2023, in exchange for the issuance by the Company to such January Investors of 2,500,000 shares of Common Stock, on a pro rata basis, subject to approval by the Company’s stockholders.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock and the Series E Preferred Stock is incorporated by reference herein in its entirety. The Company issued the Common Stock and the Series E Preferred Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2023	CROWN ELECTROKINETICS CORP.

	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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